                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

In connection with the Annual Report of Petroleum Helicopters, Inc. (the "Company") on Form 10-K for the period ending December 31, 2003 (the "Report"), I, Lance F. Bospflug, Chief Executive Officer of the Company, certify that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Petroleum Helicopters, Inc.


By: /s/ Lance F. Bospflug
    -----------------------------------
    Lance F. Bospflug
    President & Chief Executive Officer
    March 15, 2004